Exhibit 99.1

EXECUTION VERSION

$600,000,000

CREDIT AGREEMENT

DATED AS OF JULY 14, 2005

AMONG

WM. WRIGLEY JR. COMPANY,

THE LENDERS

AND

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT

J.P. MORGAN SECURITIES INC.,

SOLE LEAD ARRANGER AND
SOLE BOOKRUNNER

i

5.5.	Material Adverse Change	27
5.6.	Taxes	27
5.7.	Litigation	27
5.8.	ERISA	27
5.9.	Accuracy of Information	28
5.10.	Regulation U	28
5.11.	Compliance With Laws	28
5.12.	Plan Assets; Prohibited Transactions	28
5.13.	Environmental Matters	28
5.14.	Investment Company Act	29

ARTICLE VI	COVENANTS	29

6.1.	Financial Reporting	29
6.2.	Use of Proceeds	30
6.3.	Notice of Default	30
6.4.	Conduct of Business	30
6.5.	Taxes	31
6.6.	Insurance	31
6.7.	Compliance with Laws	31
6.8.	Maintenance of Properties	31
6.9.	Inspection	31
6.10.	Fundamental Changes	32
6.11.	Liens	32
6.12.	Inconsistent Agreements	34
6.13.	Leverage Ratio	34
6.14.	Subsidiary Indebtedness	34

ARTICLE VII	DEFAULTS	34

ARTICLE VIII	ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES	36

8.1.	Acceleration	36
8.2.	Amendments	36
8.3.	Preservation of Rights	37

ARTICLE IX	GENERAL PROVISIONS	37

9.1.	Survival of Representations	37
9.2.	Headings	37
9.3.	Entire Agreement	37
9.4.	Several Obligations; Benefits of this Agreement	38
9.5.	Expenses; Indemnification	38
9.6.	Numbers of Documents	39
9.7.	Accounting	39
9.8.	Severability of Provisions	39
9.9.	No Fiduciary Relationship	39
9.10.	Confidentiality	39
9.11.	Nonreliance	40
9.12.	Disclosure	40

9.13.	USA PATRIOT ACT	40

ARTICLE X	THE ADMINISTRATIVE AGENT	40

10.1.	Appointment; Nature of Relationship	40
10.2.	Powers	41
10.3.	General Immunity	41
10.4.	No Responsibility for Loans, Recitals, etc	41
10.5.	Action on Instructions of Lenders	41
10.6.	Employment of Administrative Agents and Counsel	41
10.7.	Reliance on Documents; Counsel	42
10.8.	Administrative Agent’s Reimbursement and Indemnification	42
10.9.	Notice of Default	42
10.10.	Rights as a Lender	43
10.11.	Lender Credit Decision	43
10.12.	Successor Administrative Agent	43
10.13.	Delegation to Affiliates	44
10.14.	Administrative Agent and Arranger Fees	44

ARTICLE XI	SETOFF; RATABLE PAYMENTS	44

11.1.	Setoff	44
11.2.	Ratable Payments	44

ARTICLE XII	BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS	45

12.1.	Successors and Assigns	45
12.2.	Participations.	47
12.3.	Security Interests	48
12.4.	Dissemination of Information	48
12.5.	Tax Treatment	48

ARTICLE XIII	NOTICES	48

13.1.	Notices; Effectiveness; Electronic Communication.	48

ARTICLE XIV	COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION	50

14.1.	Counterparts; Effectiveness	50
14.2.	Electronic Execution of Assignments	50

ARTICLE XV	CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	50

15.1.	CHOICE OF LAW	50
15.2.	CONSENT TO JURISDICTION	50
15.3.	WAIVER OF JURY TRIAL	51

SCHEDULES/ EXHIBITS

PRICING SCHEDULE
SCHEDULE 1	COMMITMENTS

EXHIBIT A	FORM OF NOTE
EXHIBIT B	FORM OF COMPLIANCE CERTIFICATE
EXHIBIT C	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

CREDIT AGREEMENT

          This Credit Agreement, dated as of July 14, 2005, is among Wm. Wrigley Jr. Company, a Delaware corporation, the Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

R E C I T A L S:

          A          The Borrower has requested the Lenders to make financial accommodations to it in the aggregate principal amount of up to $600,000,000; and

          B.          The Lenders are willing to extend such financial accommodations on the terms and conditions set forth below.

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements made herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

          As used in this Agreement:

          “Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

          “Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

          “Advance” means a borrowing hereunder (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

          “Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          “Aggregate Commitment” means the aggregate of the Commitments of all the Lenders, as reduced or increased from time to time pursuant to the terms hereof.  The initial Aggregate Commitment is $600,000,000.

          “Agreement” means this credit agreement, as it may be amended or modified and in effect from time to time.

          “Alternate Base Rate” means, for any day, the higher of (i) the Prime Rate for such day  and (ii) the Federal Funds Effective Rate for such day plus 0.5%.

          “Applicable Facility Fee Rate” means, at any time, the percentage rate per annum at which facility fees are accruing at such time as set forth in the Pricing Schedule.

          “Applicable Margin” means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule; provided however, that for any day on which Utilization is in excess of 50%, the Applicable Margin shall be increased by .05% for such day.

          “Approved Fund” means, with respect to any Lender, any Fund that is administered or managed by (i) such Lender, (ii) an Affiliate of such Lender or (iii) an entity or an Affiliate of an entity that administers or manages such Lender.

          “Arranger” means J.P. Morgan Securities Inc., a New York corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

          “Article” means an article of this Agreement unless another document is specifically referenced.

          “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.1), and accepted by the Administrative Agent, substantially in the form of Exhibit C or any other form approved by the Administrative Agent and reasonably acceptable to the Borrower.

          “Authorized Officer” means any of the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, General Counsel or any Senior Vice President of the Borrower, acting singly.

          “Borrower” means Wm. Wrigley Jr. Company, a Delaware corporation, and its successors and assigns.

          “Borrowing Date” means a date on which an Advance is made hereunder.

          “Borrowing Notice” is defined in Section 2.8.

          “Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York City for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

          “Capitalized Lease” of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          “Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

          “Change in Control” means the acquisition by any Person, or “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) of “beneficial ownership” (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 50% or more of the outstanding shares of voting stock of the Borrower; provided that the acquisition by any one or more Wrigley Entities (acting singly or in concert) of the “beneficial ownership” (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 50% or more of the outstanding shares of voting stock of the Borrower shall not be a Change of Control so long as William Wrigley, Jr. continues to be an executive officer of the Borrower (excluding the case where the only office held by William Wrigley, Jr. is Chairman of the Board of the Borrower), except by reason of his death or disability.

          “Closing Date” means the date of this Agreement.

          “Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          “Commitment” means, for each Lender, the obligation of such Lender to make Loans the aggregate outstanding principal amount of which does not exceed at any time the amount set forth opposite its name on Schedule 1 attached hereto, as it may be modified as a result of any assignment that has become effective pursuant to Section 12.1 or as otherwise modified from time to time pursuant to the terms hereof.

          “Consolidated Capitalization” means the sum of (i) Consolidated Funded Indebtedness plus (ii) Consolidated Net Worth.

          “Consolidated Funded Indebtedness” means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

          “Consolidated Indebtedness” means at any time the principal amount of all Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

          “Consolidated Net Worth” means at any time the consolidated stockholders’ equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

          “Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414(b) or (c) of the Code.

          “Conversion/Continuation Notice” is defined in Section 2.9.

          “Default” means an event described in Article VII.

          “Environmental Laws” means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, and, to the extent such is final, non-appealable and has the force and effect of law, judgments, orders and decrees of any governmental authority relating to (i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

          “Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

          “Eurodollar Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

          “Eurodollar Rate” means, with respect to a Eurodollar Advance or a Eurodollar Loan for the relevant Interest Period, the sum of (i) the LIBO Rate plus (ii) the Applicable Margin.

          “Eurodollar Rate Reserve Percentage” means, with respect to any Lender for any Interest Period for any Eurodollar Loan, the reserve percentage applicable during such Interest Period (or, if more than one such percentage shall be so applicable during such Interest Period, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) actually imposed on such Lender with respect to liabilities or assets consisting of or including “Eurocurrency Liabilities” (as defined in Regulation D)  having a term equal to such Interest Period.

          “Excluded Taxes” means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, (i) taxes imposed or based upon its overall net income, and franchise taxes imposed on it, by (a) the jurisdiction under the laws of which such Lender or the Administrative Agent, as applicable, is incorporated or organized, (b) the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office, as applicable, or such Lender’s applicable Lending Installation is located or (c) a jurisdiction in which such Lender or the Administrative Agent, as applicable, is otherwise doing business, and (ii) all liabilities, penalties and interest with respect to any of the foregoing.

          “Exhibit” refers to an exhibit to this Agreement, unless another document is specifically referenced.

          “Facility Termination Date” means July 13, 2010.

          “Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 9:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

          “Floating Rate” means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes.

          “Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

          “Floating Rate Loan” means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

          “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit (and, to the extent such Person becomes a Lender prior to the termination of the Aggregate Commitment, has the capacity to fund revolving loans) in the ordinary course of its business.

          “GAAP” means generally accepted accounting principles as in effect from time to time in the United States, except that for purposes of Section 6.13, GAAP shall be determined in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

          “Indebtedness” of a Person means, without duplication, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business), (iii) obligations which are evidenced by bankers acceptances, (iv) Capitalized Lease Obligations, (v) the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts; provided that, in the case of a letter of credit issued for the account of a Subsidiary of the Borrower, the amount available to be drawn under such letter of credit and any unreimbursed amount in respect thereof shall be determined on February 15 of each year (such amount in the aggregate for all such letters of credit for February 15, 2005 being $5,327,000) and shall constitute Indebtedness in the amount so determined until the following February 15 determination date; and (vi) guarantees of indebtedness of others of the types described in clauses (i)-(v) of this definition of Indebtedness; provided that Indebtedness shall not include Rate Management Obligations.  For the purposes hereof, the amount of any guaranty shall be deemed to be an amount equal to the lesser of (A)

the stated or determinable amount of the related primary obligation in respect of which such guaranty is made and (B) the maximum amount for which the guaranteeing Person may be liable pursuant to the terms of the guaranty, or, if the maximum amount for which such guaranteeing Person may be liable is not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

          “Interest Period” means, with respect to a Eurodollar Advance, a period of one, two, three or six months (or nine or twelve months or other tenors, in each case, if available and agreed to by the Lenders) commencing on a Business Day, which period is selected by the Borrower pursuant to this Agreement.  Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months (or other applicable period) thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth month or other agreed succeeding period, such Interest Period shall end on the last Business Day of such next, second, third or sixth month or other agreed succeeding period.  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

          “IRS” means the United States Internal Revenue Service.

          “Joyco Subsidiaries” means collectively Joyco Foodstuff (China) Co. Ltd., Joyco France, S.A., Joy & Company Polska, Sp.z.o.o., Cafosa Gum, S.A., Regico, S.A., Joyco Italia, S.R.L., Joyco Espana, S.A., Joyco India Private Limited, Joyco Inversiones, S.A., ZAO Joyco, Growseed, A.G., Tecninter, S.A., Joyco Investments Limited and Wuzhou Cafosa Gum, Ltd.

          “JPMCB” means JPMorgan Chase Bank, N.A., a national banking association having its principal office in New York, New York, in its individual capacity, and its successors.

          “Lenders” means the lending institutions listed on the signature pages of this Agreement and their respective successors and permitted assigns, other than any such party which ceases to be a party hereto pursuant to Section 2.19 or pursuant to an assignment under Section 12.1.

          “Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or Affiliate of such Lender or the Administrative Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Administrative Agent pursuant to Section 2.17.

          “Leverage Ratio” means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated Capitalization as of the end of the Borrower’s then most-recently ended fiscal quarter.

          “LIBO Rate” means, with respect to any Eurodollar Advance or Eurodollar Loan for any Interest Period, the rate appearing on page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those provided as of the Closing Date on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time), two (2) Business Days prior to the commencement of such Interest Period for a term comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the LIBO Rate with respect to such Eurodollar Advance or Eurodollar Loan for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time), two (2) Business Days prior to the commencement of such Interest Period.

          “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

          “Loan” means, with respect to a Lender, such Lender’s loan made pursuant to Article II (or any conversion or continuation thereof).

          “Loan Documents” means this Agreement and any Notes issued pursuant to Section 2.13.

          “Material Adverse Effect” means a material adverse effect on (i) the ability of the Borrower to perform its obligations under the Loan Documents or (ii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

          “Material Indebtedness” is defined in Section 7.5.

          “Moody’s” means Moody’s Investors Service, Inc.

          “Multiemployer Plan” means a plan described in Section 3(37) of ERISA to which the Borrower or any member of the Controlled Group makes or is obligated to make contributions.

          “Non-U.S. Lender” means (i) each Lender (including the Administrative Agent, if applicable) and applicable Lending Installation that is not organized under the laws of the United States of America or a state thereof and (ii) in the case of any Lender (including the Administrative Agent, if applicable) and any applicable Lending Installation that is a wholly-owned domestic entity that is disregarded for United States Federal tax purposes under Treasury Regulations Section 301.7701-2(c)(2) as an entity separate from its owner and whose single owner is a foreign person within the meaning of Treasury Regulations Section 1.1441-1(c)(2), such single owner.

          “Note” is defined in Section 2.13.

          “Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents.

          “Other Taxes” is defined in Section 3.5(ii).

          “Participants” is defined in Section 12.2.1.

          “Payment Date” means the last Business Day of each calendar quarter commencing on September 30, 2005.

          “PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

          “Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

          “Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

          “Pricing Schedule” means the Schedule attached hereto identified as such.

          “Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by JPMCB at its principal office in New York City (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

          “Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned or leased by such Person.

          “Purchaser” means any bank, financial institution, Fund or other entity (which Fund or other entity, if the applicable assignment to such other entity becomes effective prior to the termination of the Aggregate Commitment, has engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit and has the capacity to fund revolving loans, in each case in the ordinary course of its business).

          “Rate Management Obligations” of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

          “Rate Management Termination Value” means, in respect of any one or more Rate Management Transactions after taking into account the effect of any legally enforceable netting agreement relating to such Rate Management Transactions, for any date on or after the date such Rate Management Transactions have been closed out and termination value(s) determined in accordance therewith, such termination value(s).

          “Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower or any Subsidiary and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

          “Register” is defined in Section 12.1.4.

          “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          “Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

          “Regulation X” means Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

          “Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees and agents of such Person and such Person’s Affiliates.

          “Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Single Employer Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

          “Required Lenders” means Lenders in the aggregate with more than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate with more than 50% of the unpaid principal amount of the Loans.

          “S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.

          “Schedule” refers to a specific schedule to this Agreement, unless another document is specifically referenced.

          “Section” means a numbered section of this Agreement, unless another document is specifically referenced.

          “Significant Subsidiary” means any Subsidiary that satisfies the requirements of Rule 1-02(w) of Regulation S-X as adopted by the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934 as in force on the date of this Agreement.

          “Single Employer Plan” means a Plan that is not a Multiemployer Plan.

          “Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

          “Substantial Portion” means, as of any determination date, with respect to the Property of the Borrower and its Subsidiaries, Property (other than treasury stock of the Borrower) which represents more than 15% of the consolidated assets of the Borrower and its Subsidiaries or property which is responsible for more than 15% of the consolidated net sales of the Borrower and its Subsidiaries for the applicable four quarter period, in each case, as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at December 31st of the calendar year immediately preceding the calendar year in which such determination is made (or if financial statements have not been delivered hereunder for such year end, as at September 30th of such immediately preceding calendar year).

          “Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

          “Transferee” is defined in Section 12.4.

          “Treasury Regulations” means the final and temporary (but not proposed) income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

          “Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance and with respect to any Loan, its nature as a Floating Rate Loan or a Eurodollar Loan.

          “Unfunded Liabilities” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

          “Unmatured Default” means an event which, but for the requirement that notice be given or time elapse, or both, would constitute a Default.

          “Utilization” means, for any day, a percentage equal to the aggregate principal amount of Loans hereunder outstanding on such day (determined at the close of business on such day if a Business Day) divided by the amount on such day of the Aggregate Commitment; provided that for purposes of computing Utilization the Aggregate Commitment shall be deemed to in no event be less than the aggregate outstanding principal amount of the Loans (and on and after the Facility Termination Date, the Aggregate Commitment shall be deemed to be equal to the aggregate outstanding principal amount of the Loans).

          “Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned.

          “Wrigley Entity” means each member of the class consisting of: (i) any living ancestor of William Wrigley, Jr.; (ii) all descendants of William Wrigley; (iii) any spouse of any of the foregoing; (iv) all trusts (and the related trustee) of which a person referred to in the preceding clauses (i), (ii) and (iii) is a beneficiary; (v) all trusts of which William Wrigley, Jr. or a descendant of his is acting as sole trustee or as a co-trustee; and (vi) all entities in which any one or more of the class consisting of the persons listed in the preceding clauses (i) through (v) shall have at least fifty percent (50%) of the total voting power.  For purposes of this definition, a person shall be treated as holding voting power or an equity interest to the extent such power or interest is held, directly or indirectly, through a corporation, partnership, estate, trust or other entity.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

THE CREDITS

          2.1.          Commitment.  From and including the date of this Agreement and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date.  The Commitments to extend credit hereunder shall expire on the Facility Termination Date.

          2.2.          Required Payments; Termination.  Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

          2.3.          Ratable Loans.  Each Advance hereunder shall consist of Loans made from the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

          2.4.          Types of Advances.  The Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

          2.5.          Facility Fee; Reductions and Increases in Aggregate Commitment.  (i)  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee at a per annum rate equal to the Applicable Facility Fee Rate on such Lender’s Commitment (whether used or unused) for each day from the date hereof to and including the Facility Termination Date or such earlier date on which the Commitments have been terminated or permanently reduced to zero pursuant to the terms of this Agreement, payable in arrears on each Payment Date hereafter and on the Facility Termination Date or such earlier date on which the Commitments have been terminated or permanently reduced to zero pursuant to the terms of this Agreement, provided that, if any Lender continues to have Loans outstanding hereunder after the termination of its Commitment (including, without limitation, during any period when Loans may be outstanding but new Loans may not be borrowed hereunder), then such facility fee shall continue to accrue on the aggregate principal amount of the Loans owed to such Lender until such Loans are repaid in full.

          (ii)          All accrued and unpaid facility fees shall be payable on the effective date of any termination or permanent reduction to zero of the Commitments and on the final date upon which all Loans are repaid hereunder.

          (iii)         The Borrower may permanently reduce the Aggregate Commitment in whole, or in part, ratably among the Lenders in a minimum amount equal to $5,000,000 and integral multiples of $1,000,000, upon at least two (2) Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances after giving effect to any repayment of the Loans made concurrently with such reduction.

          (iv)        The Borrower may, on up to two (2) occasions, in a minimum amount of $25,000,000 on each occasion and upon not less than thirty (30) days’ notice to the Agent, request that the Aggregate Commitment be increased (each a “Commitment Increase”) by up to an aggregate of $400,000,000, such increase to be effective as of the date (the “Increase Date”) specified in the related notice to the Agent; provided, however, that (A) in no event shall the Aggregate Commitment at any time exceed $1,000,000,000, (B) no Default or Unmatured Default shall have occurred and be continuing as of the date of such request or as of the applicable Increase Date, or shall occur immediately after giving effect thereto and (C) the representations and warranties contained in Article V (other than Section 5.5) shall be true and correct in all material respects as of the Increase Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.  The Administrative Agent shall promptly notify the Lenders of a request by the Borrower for a Commitment Increase, which notice shall include (x) the proposed amount of such requested Commitment Increase, (y) the proposed Increase Date and (z) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the “Commitment Date”), which date shall be at least fifteen (15) days prior to the Increase Date.  Each Lender that is willing to participate in such requested Commitment Increase (each an “Increasing Lender”) shall give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Commitment.  Promptly following each Commitment Date, the Administrative Agent shall notify the Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase.  If the Lenders notify the Administrative Agent that they are willing to increase the amount of their respective Commitments by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the Borrower and the Administrative Agent; provided, however, that in no event shall the amount allocated to any Lender be greater than the amount by which such Lender has offered to have its Commitment increased.  If the aggregate amount by which the Lenders are willing to participate in any requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the Borrower may extend offers to one or more other banks, financial institutions or entities reasonably acceptable (it being understood that any Lender, any Affiliate of any Lender or any Approved Fund shall be reasonably acceptable to the Administrative Agent) to the Administrative Agent (each, a “New Lender”) to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the applicable Commitment Date.  On each Increase Date, the Commitment of each Increasing Lender for such requested Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender as provided in this Section) as of such Increase Date and, provided, that the Administrative Agent shall have received on or before such Increase Date an assumption agreement from each New Lender, if any, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent (each an “Assumption Agreement”), duly executed by such New Lender, the Administrative Agent and the Borrower, each New Lender that accepts an offer to participate in a requested Commitment Increase in accordance with this Section shall become a Lender party to this Agreement as of such Increase Date.  Any such increase of the Aggregate Commitment shall be subject to receipt by the Administrative Agent from the Borrower of such supplemental opinions, resolutions, certificates and other documents as the Administrative Agent may reasonably request in each case for the purpose of evidencing the Borrower’s corporate authority to effect such Commitment Increase and payment by the Borrower of all accrued facility fees.  On each Increase Date, (1) upon fulfillment of the conditions set forth in this Section, the Administrative Agent shall notify the Lenders (including, without limitation, each New Lender) and the Borrower, on or before 1:00 p.m. (Chicago time), by telecopier or telex, of the occurrence of the Commitment Increase to be effected on such Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each New Lender on such date and (2) the Lenders (new or existing) shall accept an assignment from the existing Lenders, and the existing Lenders shall make an assignment to the new or existing Lender accepting a new or increased Commitment, of an interest in each then outstanding Advance such that, after giving effect thereto, all Advances are held ratably by the Lenders in proportion to their respective Commitments (giving effect to the Commitment Increase).  Assignments pursuant to the preceding sentence shall be made in exchange for the principal amount assigned plus accrued and unpaid interest.  The Borrower shall make any payments under Section 3.4 resulting from such assignments (and, for purposes thereof, principal amounts paid to existing assigning Lenders shall be treated as principal payments of the applicable Advance(s)).

          2.6.          Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $1,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

          2.7.          Optional Principal Payments.  The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon two (2) Business Days’ prior written notice to the Administrative Agent.  The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days’ prior written notice to the Administrative Agent.

          2.8.          Method of Selecting Types and Interest Periods for New Advances.  The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time.  The Borrower shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. (New York time) on the Borrowing Date of each Floating Rate Advance and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

          (i)          the Borrowing Date, which shall be a Business Day, of such Advance,

          (ii)         the aggregate amount of such Advance,

          (iii)        the Type of Advance selected, and

          (iv)        in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (New York time) on each Borrowing Date, each Lender shall make available its Loan or Loans by wire transfer of immediately available funds to the Administrative Agent at its address specified pursuant to Article XIII.  The Administrative Agent will make the funds so received from the Lenders available to the Borrower by promptly crediting the amounts so received, in immediately available funds, to an account of the Borrower maintained with the Administrative Agent and designated by the Borrower in the applicable Borrowing Notice.

          2.9.          Conversion and Continuation of Outstanding Advances.  Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.9 or are repaid in accordance with Section 2.7.  Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period.  Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance.  The Borrower shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 11:00 a.m. (New York time) at least three (3) Business Days prior to the date of the requested conversion or continuation, specifying:

          (i)          the requested date, which shall be a Business Day, of such conversion or continuation,

          (ii)         the aggregate amount and Type of the Advance which is to be converted or continued, and

          (iii)        the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

          2.10.      Changes in Interest Rate, etc.; Additional Interest on Eurodollar Advances.

          (i)          Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day.  Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower’s selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof.  No Interest Period may end after the Facility Termination Date.

          (ii)         The Borrower shall pay to each Lender, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including “Eurocurrency Liabilities” (as defined in Regulation D), additional interest on the unpaid principal amount of each Eurodollar Loan of such Lender, from the date of such Loan until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (a) the LIBO Rate for the applicable Interest Period for such Loan from (b) the rate obtained by dividing such LIBO Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date (an “Interest Payment Date”) on which interest is payable on such Loan (or, if later, the date two (2) Business Days after the date upon which notice of the amount of such additional interest is delivered to the Borrower).  Such additional interest shall be determined by such Lender and notified in writing in reasonable detail (showing the calculation upon which such Lender determined such additional interest, which calculation shall constitute rebuttable presumptive evidence of the correctness of the amount of such additional interest) to the Borrower through the Administrative Agent.  Notwithstanding anything to the contrary contained herein, the Borrower shall have no obligation to pay any Lender additional interest pursuant to this Section 2.10(ii) (a) with respect to any portion of an Interest Period which is more than ninety (90) days prior to the applicable Interest Payment Date with respect to which a notice of additional interest is delivered to the Borrower, (b) unless such written notice is delivered to the Borrower within forty five (45) days after the applicable Interest Payment Date or (c) unless such Lender shall have given notice to the Borrower of the fact that a reserve described above will be applicable to Eurodollar Loans made by such Lender hereunder within ten (10) Business Days after such Lender has actual knowledge of such fact.

          2.11.       Rates Applicable After Default.  Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, during the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance.  If any principal of or interest on any Loan or fee or other amount payable by the Borrower hereunder is not paid when due (after giving effect to any applicable grace period), whether at stated maturity, upon acceleration or otherwise, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Eurodollar Advance, for the remainder of the applicable Interest Period, the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) in the case of the overdue principal of any Floating Rate Advance or any other overdue amount, the Floating Rate in effect from time to time plus 2% per annum.

          2.12.       Method of Payment.  All payments of the Obligations hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by 1:00 p.m. (New York time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders.  Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.  The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with JPMCB for each payment of principal, interest and fees as it becomes due hereunder.

          2.13.       Noteless Agreement; Evidence of Indebtedness.

          (i)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (ii)         The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

          (iii)        The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

          (iv)        Any Lender may request that its Loans be evidenced by a promissory note (a “Note”).  In such event, the Borrower shall prepare, execute and deliver to such Lender such Note payable to the order of such Lender substantially in the form of Exhibit A.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.1) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.1, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

          2.14.       Telephonic Notices.  The Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer.  If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall constitute rebuttable presumptive evidence of such transaction.

          2.15.       Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Floating Rate Advance shall be payable in arrears on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity.  Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion.  Interest accrued on each Eurodollar Advance shall be payable in arrears on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity.  Interest accrued on each Eurodollar Advance having an Interest

Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period.  Interest accrued on each Eurodollar Advance and facility fees shall be calculated for actual days elapsed on the basis of a 360 day year.  Interest accrued on each Floating Rate Advance shall be calculated for actual days elapsed on the basis of a 365, or when appropriate, 366 day year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (New York time) at the location specified in Section 2.12.  If any payment of any Obligation shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a payment of the principal of any Advance, such extension of time shall be included in computing interest in connection with such payment.

          2.16.       Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.  Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice and repayment notice received by it hereunder.  The Administrative Agent will notify each Lender and the Borrower of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

          2.17.       Lending Installations.  Each Lender may book its Loans at any Lending Installation selected by such Lender and, subject to Section 2.19, may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation.  Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

          2.18.       Non-Receipt of Funds by the Administrative Agent.  Unless the Borrower or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made.  The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption.  If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date such recipient repays such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

          2.19.       Replacement of Lender.  If (a) the Borrower is required pursuant to Section 2.10(ii), 3.1, 3.2 or 3.5 to make any additional payment to any Lender (or, in the case of Section 3.5, to any governmental authority), (b) any Lender gives a notice to the Borrower pursuant to the last sentence of Section 2.10(ii) with respect to the applicability of reserves, (c) any Lender’s obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3, (d) by virtue of a change in the Lending Installation at which any Lender books its Loans, the Borrower incurs other incremental fees, costs or payments, (e) any Lender shall fail to consent to an amendment as required by Section 8.2(iii) with respect to the increase of the Commitment of any other Lender (and the related increase in the Aggregate Commitment), (f) any Lender shall fail to consent to any amendment requiring the consent of all Lenders pursuant to Section 8.2 or (g) any Lender shall be in default of its obligation to lend hereunder (any Lender described in the foregoing clauses (a), (b), (c), (d), (e), (f) or (g) an “Affected Lender”), the Borrower may elect, if such amounts continue to be charged, such suspension is still effective or such other condition continues to exist, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) one or more banks or other entities which are reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.1 applicable to assignments, and (ii) the Borrower shall without duplication of amounts paid by the replacement Lender pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts (other than principal) then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including, without limitation, payments due to such Affected Lender under Sections 2.10(ii), 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Affected Lender on the day of such replacement under Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

ARTICLE III

YIELD PROTECTION; TAXES

          3.1.          Yield Protection.  Except with respect to Taxes, if, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

          (i)          imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the additional interest payable pursuant to Section 2.10(ii)), or

          (ii)         except to the extent relating to Taxes, Excluded Taxes or Other Taxes, imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation (as reasonably determined by such Lender) of making or maintaining its Eurodollar Loans or its commitment hereund er to make Eurodollar Loans or to reduce any amount received or receivable by such Lender or applicable Lending Installation (as reasonably determined by such Lender) in connection with such Eurodollar Loans or such commitment, then, subject to and in accordance with Section 3.6, the Borrower shall (without duplication of amounts payable pursuant to Section 3.5) pay such Lender any such non-de minimis additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

          3.2.          Changes in Capital Adequacy Regulations.  If a Lender reasonably determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as defined below), then, subject to and in accordance with Section 3.6, the Borrower shall pay such Lender the amount necessary to compensate for any non-de minimis shortfall in the rate of return on the portion of such increased capital which such Lender reasonably determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender’s policies as to capital adequacy).  “Change” means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation or directive (whether or not having the force of law) after the date of this Agreement by any governmental or quasi-governmental authority or central bank which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender.  “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

          3.3.          Availability of Types of Advances.  (a) If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or (b) if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances (other than costs payable by the Borrower pursuant to Section 2.10(ii), 3.1, 3.2 or 3.5), then the Administrative Agent shall, upon two (2) Business Days’ notice to the Borrower in the case of clause (b) above only, suspend the availability of new Eurodollar Advances and require any affected outstanding Eurodollar Advances to be repaid or converted to Floating Rate Advances on the last day of the applicable Interest Period or within such earlier period as required by law, subject to the payment of any funding indemnification amounts required by Section 3.4; provided that the availability of Eurodollar Advances shall only be suspended until the applicable Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist; provided further, that under the circumstances described in clause (b) above, the Administrative Agent, the Borrower and each Lender shall work together in good faith to create a spread above a recognizable market index computed to approximate the Eurodollar Rate, and the Advances may, subject to the approval of all Lenders, be converted to Advances bearing interest on such a basis.

          3.4.          Funding Indemnification.  If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost (excluding lost profits) reasonably incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.  A certificate of the relevant Lender setting forth any amount that such Lender is entitled to receive pursuant to this Section 3.4, and a calculation thereof in reasonable detail, shall be delivered to the Borrower in accordance with Section 3.6.

          3.5.          Taxes.  (i)  Except as otherwise provided in this Section 3.5, all payments by the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes.  If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to or for the account of any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions of Taxes (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law and (d) the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof within thirty (30) days after receiving such receipt or such other evidence of payment as is reasonably acceptable to the Administrative Agent.

          (ii)        In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note (“Other Taxes”).

          (iii)       Except as otherwise provided in this Section 3.5, the Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Administrative Agent or such Lender as a result of its Commitment, any Loans made by it hereunder, or otherwise in connection with its participation in this Agreement and any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto; provided that the Borrower shall not be obligated to indemnify the Administrative Agent or any Lender pursuant to this Section 3.5(iii) in respect of any penalties, interest or expenses arising from or with respect to such Taxes or Other Taxes if such penalties, interest or expenses are attributable to the bad faith, gross negligence or willful misconduct of  the Person seeking indemnification.  Payments due under this indemnification shall be made subject to and in accordance with Section 3.6.

          (iv)       Each Non-U.S. Lender agrees that it will, on or prior to the date of its execution and delivery of this Agreement (or the date such Non-U.S. Lender becomes a party to this Agreement) deliver to each of the Borrower and the Administrative Agent two duly completed copies of:  (a) IRS Form W-8ECI (claiming complete exemption from withholding tax because the income is effectively connected with a U.S. trade or business); (b) IRS Form W-8BEN (claiming complete exemption from withholding tax under an income tax treaty); (c) in the case of a Non-U.S. Lender that is an “intermediary” (as defined in Treasury Regulations Section 1.1441-1(c)(13)) or a “flow-through entity” (as defined in Treasury Regulations Section 1.1441-1(c)(23)), IRS Form W-8IMY (including therewith any withholding certificates and withholding statements required under applicable Treasury Regulations); (d) in the case of a Non-U.S. Lender claiming exemption from withholding tax under Section 871(h) or 881(c) of the Code, IRS Form W-8BEN (claiming exemption from withholding tax under the portfolio interest exception) and a certificate in form and substance reasonably satisfactory to the Borrower and the Administrative Agent to the effect that (1) such Non-U.S. Lender is not a “bank” for purposes of Section 881(c)(3)(A) of the Code, (2) is not a ten percent (10%) shareholder for purposes of Section 881(c)(3)(B) of the Code and (3) is not a controlled foreign corporation receiving interest from a related person for purposes of Section 881(c)(3)(C) of the Code; or (e) any other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender’s entitlement to a complete exemption from United States withholding tax with respect to all payments to be made to or for the account of such Non-U.S. Lender under this Agreement or under any Note.  Each Lender (including the Administrative Agent, if applicable) that is organized under the laws of the United States that is not a corporation for United States federal income tax purposes agrees that it will, on or prior to the date of its execution and delivery of this Agreement (or the date such Lender becomes a party to this Agreement), deliver to each of the Borrower and the Administrative Agent two duly completed copies of IRS Form W-9 certifying that such Lender is entitled to receive payments under this Agreement and under any Note without deduction or withholding of United States backup withholding taxes. Each Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of any previously delivered form (or any successor form) on or before the date that such previously delivered form expires or becomes obsolete, and (y) promptly after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be required by applicable law or reasonably requested by the Borrower or the Administrative Agent.  All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless a change in treaty, law or regulation (or any change in the interpretation or administration of any of the foregoing) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

          (v)        For any period during which a Lender (including the Administrative Agent, if applicable) has failed to provide the Borrower with an appropriate form or certificate pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to payment of additional amounts or indemnification under this Section 3.5 with respect to Taxes imposed by the United States to the extent such Taxes would not have been imposed but for such failure to provide such form; provided that, should a Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes, at the sole cost and expense of such Lender, so long as the Borrower shall first be indemnified to its satisfaction by such Lender against any and all liability, loss, fees, penalties, costs and expenses that it may incur by reason of, or relating to, taking or continuing to take any such steps.

          (vi)       If the IRS or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including reasonable attorneys’ fees permitted pursuant to Section 9.5).  The obligations of the Lenders under this Section 3.5(vi) shall survive the payment of the Obligations and termination of this Agreement.

          (vii)      If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has actually received or realized any refund or direct credit in respect of and specifically associated with any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.5, it shall pay to the Borrower an amount equal to such refund or direct credit (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.5 with respect to the Taxes giving rise to such refund or direct credit), net of all related out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be (other than expenses incurred by the Administrative Agent or the Lender, as the case may be, in connection with its failure to provide an appropriate form or certificate as a result of which it is not entitled to payment or indemnification as set forth in Section 3.5(v)) provided that the Borrower, upon the written request of the Administrative Agent or such Lender agrees to repay such amount that was paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant governmental authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such amount to such governmental authority.  This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.

          3.6.          Lender Statements; Survival of Indemnity.  Each Lender agrees to use reasonable efforts to avoid or to minimize any amounts that might otherwise be payable pursuant to Sections 2.10(ii), 3.1, 3.2 and 3.5 hereof; provided, however, that such efforts shall not be required if they may reasonably be expected to cause the imposition on such Lender of any non-de minimis additional costs or legal or regulatory burdens or if they are otherwise deemed by the Lender to be materially disadvantageous to it.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 2.10(ii), 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, materially disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and, shall constitute rebuttable presumptive evidence of the correctness of such calculations.  Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not.  Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable within thirty (30) days of receipt by the Borrower of such written statement.  The Borrower shall not be required to indemnify any Lender pursuant to Section 3.1, 3.2, 3.4 or 3.5 for any period which is more than ninety (90) days prior to the date upon which the request for payment therefor is delivered to the Borrower.  The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV

CONDITIONS PRECEDENT

          4.1.        Initial Advance.  The Lenders shall not be required to make the initial Advance hereunder unless the Borrower has furnished the following to the Administrative Agent with sufficient copies for the Lenders and the other conditions set forth in this Section 4.1 have been satisfied:

          (i)          Copies of the certificate of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified as of a recent date by the appropriate governmental officer in its jurisdiction of incorporation, as well as any other information required by Section 326 of the USA PATRIOT ACT or necessary for the Administrative Agent or any Lender to verify the identity of Borrower as required by Section 326 of the USA PATRIOT ACT;

          (ii)         Copies, certified as of the Closing Date by the Secretary or Assistant Secretary of the Borrower, of its by-laws and of its Board of Directors’ resolutions authorizing the execution of the Loan Documents to which the Borrower is a party;

          (iii)       An incumbency certificate dated the Closing Date, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower;

          (iv)       A certificate, signed by the Chief Financial Officer of the Borrower, stating that on the Closing Date both immediately before and immediately after any Loan made on such date, (a) no Default or Unmatured Default has occurred and is continuing and (b) the representations and warranties contained in Article V are true and correct in all material respects as of the Closing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date;

          (v)        A written opinion of the Borrower’s internal and external counsel, dated the Closing Date and addressed to the Lenders in form and substance reasonably satisfactory to the Administrative Agent;

          (vi)       Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender;

          (vii)      Executed originals of this Agreement;

          (viii)     All legal and regulatory matters relating to this Agreement shall be satisfactory to the Administrative Agent, including, but not limited to, compliance with all applicable requirements of Regulations U, T and X of the Board of Governors of the Federal Reserve System;

          (ix)       The Administrative Agent shall have received all fees due and payable on the Closing Date; and

          (x)        Evidence that the Borrower’s $300,000,000 credit facility dated March 19, 2004 with JPMCB (formerly Bank One, NA), as agent, and the Borrower’s $1,500,000,000 bridge facility dated June 27, 2005 with JPMCB, as agent, have been terminated and all indebtedness, liabilities and obligations outstanding thereunder have been paid in full.

          4.2.       Each Advance.  The Lenders shall not be required to make any Advance, excluding continuations and conversions of existing Advances, unless on the applicable Borrowing Date:

          (i)         There exists no Default or Unmatured Default; and

          (ii)        The representations and warranties contained in Article V (other than Section 5.5) are true and correct in all material respects as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date.

          Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lenders that:

          5.1.          Existence and Standing.  (a)  The Borrower is a corporation, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except where the failure to be in good standing could not reasonably be expected to have a Material Adverse Effect, and (b) each of the Borrower’s Significant Subsidiaries is a corporation, partnership or limited liability company duly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization, except where the failure to be so incorporated, organized, existing or in good standing could not reasonably be expected to have a Material Adverse Effect.  Each of the Borrower and its Significant Subsidiaries has all requisite corporate, partnership or limited liability company, as the case may be, authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to have such authority could not reasonably be expected to have a Material Adverse Effect.

          5.2.          Authorization and Validity.  The Borrower has the corporate power and authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder.  The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          5.3.          No Conflict; Government Consent.  Neither the execution and delivery by the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower, or (ii) the Borrower’s articles or certificate of incorporation or by-laws, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, except in the case of clauses (i) and (iii) to the extent such violation could not reasonably be expected to have a

Material Adverse Effect.  No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower, is required to be obtained by the Borrower in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents, except those orders, consents, adjudications, approvals, licenses, authorizations, validations, filings, recordings, registrations, exemptions or other actions which have been obtained or taken or where the failure to so obtain or take would not reasonably be expected to have a Material Adverse Effect.

          5.4.          Financial Statements.  The December 31, 2004 consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

          5.5.          Material Adverse Change.  As of the Closing Date, since December 31, 2004, there has been no material adverse change in the business, Property, financial condition or operations of the Borrower and its Subsidiaries, taken as a whole.

          5.6.          Taxes.  The Borrower and its Significant Subsidiaries (other than the Joyco Subsidiaries with respect to taxes arising prior to the date that any such Joyco Subsidiary became a Subsidiary of the Borrower) have filed all United States federal and state income tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Significant Subsidiaries (other than the Joyco Subsidiaries with respect to taxes arising prior to the date that any such Joyco Subsidiary became a Subsidiary of the Borrower), except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP or except to the extent a failure to so file or pay could not reasonably be expected to result in a Material Adverse Effect.  As of the Closing Date, the United States income tax returns of the Borrower and its Subsidiaries have been audited by the IRS through the fiscal year ended December 31, 2001.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate in the reasonable judgment of the Borrower.

          5.7.          Litigation.  There is no arbitration, litigation, investigation or proceeding before or by any arbitrator or governmental authority pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent or enjoin the making of any Loans.

          5.8.          ERISA.  The Unfunded Liabilities of all Single Employer Plans are not, in the aggregate, reasonably expected to have a Material Adverse Effect.  Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans that would reasonably be expected to have a

Material Adverse Effect.  Each Single Employer Plan complies in all material respects with all applicable requirements of law and regulations.  No Reportable Event has occurred with respect to any Single Employer Plan and no steps have been taken to terminate any Single Employer Plan.  To the knowledge of the Borrower, no steps have been taken to reorganize or terminate any Multiemployer Plan.

          5.9.          Accuracy of Information.  No written information, exhibit or report furnished by the Borrower to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents, taken as a whole, contained as of the date furnished any material misstatement of material fact or omitted to state a material fact necessary to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made; provided that, with respect to projected financial information and other forward looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, it being understood that no assurance is given that the results forecasted in such projections and other forward looking information will in fact be achieved and such projections and other forward looking information are subject to significant uncertainties and contingencies many of which are beyond the control of the Borrower and its Subsidiaries.

          5.10.        Regulation U.  “Margin stock” (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

          5.11.        Compliance With Laws.  The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and laws of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except for any failure to comply with any of the foregoing which could not reasonably be expected to have a Material Adverse Effect.

          5.12.        Plan Assets; Prohibited Transactions.  The Borrower is not an entity deemed to consist of “plan assets” within the meaning of 29 C.F.R. § 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and, assuming that none of the funds used to make the Loans would be deemed to consist of “plan assets” within the meaning of 29 C.F.R. § 2510.3-101, neither the execution of this Agreement nor the extension of credit to the Borrower pursuant to the Loans hereunder gives rise to a non-exempt prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

          5.13.        Environmental Matters.  In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws.  On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

          5.14.        Investment Company Act.  Neither the Borrower nor any Significant Subsidiary is required to register under the Investment Company Act of 1940, as amended.

ARTICLE VI

COVENANTS

          During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

          6.1.        Financial Reporting.  The Borrower will furnish to the Administrative Agent with copies for each of the Lenders:

          (i)          Within ninety (90) days after the close of each of its fiscal years, an audit report without any qualification or exception as to the scope of such report and certified by Ernst & Young or other independent certified public accountants of recognized national standing, prepared in accordance with GAAP on a consolidated basis for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss statements and a statement of cash flows;

          (ii)         Within forty-five (45) days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer;

          (iii)        Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its Chief Financial Officer showing the calculations necessary to determine compliance with Section 6.13 of this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof;

          (iv)        Promptly upon its receipt thereof, a statement of the Unfunded Liabilities of each Single Employer Plan, as prepared by an actuary enrolled under ERISA;

          (v)         Promptly upon an Authorized Officer of the Borrower obtaining knowledge that any Reportable Event has occurred with respect to any Single Employer Plan, a statement, signed by the Chief Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto;

          (vi)         Promptly upon receipt by an Authorized Officer of the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries which, in either case, could reasonably be expected to have a Material Adverse Effect;

          (vii)       Promptly upon the furnishing thereof to the shareholders generally of the Borrower, copies of all financial statements, reports and proxy statements so furnished;

          (viii)      Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission; and

          (ix)        Such other financial information as the Administrative Agent or any Lender may reasonably from time to time request, which financial information is either prepared by or on behalf of the Borrower or its Subsidiaries in the ordinary course of business or is otherwise available to the Borrower or its Subsidiaries without unreasonable burden or expense.

          6.2.       Use of Proceeds.  The Borrower will use the proceeds of the Advances for general corporate purposes, including, without limitation, acquisitions and/or commercial paper back-up.  The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any “margin stock” (as defined in Regulation U) in violation of Regulation U or Regulation X.

          6.3.       Notice of Default.  The Borrower will, upon an Authorized Officer of the Borrower obtaining knowledge thereof, give prompt notice in writing to the Administrative Agent of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

          6.4.       Conduct of Business.  The Borrower will, and will cause each Significant Subsidiary to (a) with respect to any business that is material to the Borrower and its Subsidiaries, taken as whole, engage in only those businesses (i) that are engaged in on the date hereof, (ii) that are in substantially the same fields of enterprise as those engaged in on the date hereof and (iii) that are reasonably related to, or in connection with, those engaged in on the date hereof (it being understood and agreed that any confectionery or other snack business shall be deemed to be substantially in the same fields of enterprise or related to the business of the Borrower and its Subsidiaries), (b) do all things necessary to maintain and preserve its organizational existence, provided, however, that the Borrower or any Significant Subsidiary shall not be required to preserve the organizational existence of any Significant Subsidiary if the board of directors of the Borrower shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Significant Subsidiary, as the case may be, and that the liquidation thereof is not disadvantageous in any material respect to the Lenders and (c) maintain all requisite rights, privileges and franchises necessary in the normal conduct of its business, except, in the case of clause (c), to the extent failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing clauses (b) and (c) shall not prohibit any merger, consolidation or asset disposition or stock disposition that otherwise is permitted by Section 6.10 of this Agreement.

          6.5.      Taxes.  The Borrower will, and will cause each Subsidiary (other than the Joyco Subsidiaries with respect to taxes arising prior to the date that any such Joyco Subsidiary became a Subsidiary of the Borrower) to, timely file complete and correct United States federal and state income and applicable material foreign, state and local tax returns required by law and pay when due all United States federal and state income and other material taxes, assessments and governmental charges and levies upon it or its income, profits or Property and required to be paid by the Borrower or such Subsidiary, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP or except where the failure to so file or pay could not reasonably be expected to result in a Material Adverse Effect.

          6.6.      Insurance.  The Borrower will, and will cause each Significant Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all Property owned by the Borrower or a Significant Subsidiary in such amounts and covering such risks as is customarily carried by companies of comparable size engaged in the same or a similar business or maintain a system or systems of self-insurance or assumption of risk as is consistent with sound business practice, including, without limitation, the formation of a captive insurance Subsidiary which will provide such insurance to the Borrower and such Subsidiaries; and the Borrower will furnish to any Lender upon its reasonable request information as to the insurance carried.

          6.7.      Compliance with Laws.  The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments or injunctions of any court or other governmental authority to which it may be subject including, without limitation, all Environmental Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

          6.8.      Maintenance of Properties.  The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property that is material to the conduct of the business of the Borrower and its Subsidiaries, taken as a whole, in good repair, working order and condition (ordinary wear and tear excepted) except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          6.9.      Inspection.  The Borrower will, and will cause each Subsidiary to, permit the Administrative Agent and the Lenders, at the expense of the Administrative Agent and each Lender prior to a Default or Unmatured Default, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine such books of account and such other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, the officers of the Borrower at such reasonable times during regular business hours, upon reasonable prior notice and at such reasonable intervals as the Administrative Agent or any Lender may designate, provided that neither the Administrative Agent nor any Lender shall be entitled to inspect or examine any document (or portion of any document) that is protected by the attorney-client privilege or the disclosure of which to the Administrative Agent or such Lender would constitute a breach by the Borrower or its Subsidiaries (as applicable) of a confidentiality or similar agreement entered into, or confidential terms agreed to (to the extent such confidentiality or similar agreement or confidential terms did not have as a primary purpose avoiding the disclosure of such document to the Administrative Agent and the Lenders (or any of the Borrower’s lenders of Indebtedness for borrowed money including the Administrative Agent and the Lenders)), by the Borrower or such Subsidiary.  For purposes of the preceding sentence only, the term “Subsidiary” shall, so long as no Default exists, be deemed to include only Significant Subsidiaries.  The Borrower will keep or cause to be kept, and cause each Significant Subsidiary to keep or cause to be kept, appropriate records and books of account in which complete entries are to be made reflecting its and their business and financial transactions.

          6.10.     Fundamental Changes.  The Borrower will not consolidate or merge with or into any other Person or sell, lease or otherwise transfer, directly or indirectly, all, or, in any one calendar year, a Substantial Portion of, the assets (excluding the treasury stock of the Borrower) of the Borrower and its Subsidiaries, taken as a whole, to any other Person, except that (i) any Subsidiary of the Borrower may merge or consolidate with or into, or sell, lease or otherwise transfer at any time all or any portion of its assets to, the Borrower or any other Subsidiary of the Borrower and (ii) the Borrower may merge or consolidate with or into, or sell, lease or otherwise transfer at any time all or any portion of its assets to, any other Person so long as (A) either the Borrower shall be the continuing corporation, or the successor entity (if other than the Borrower) shall be a legal entity organized and existing under the laws of the United States of America or any state thereof and such legal entity shall expressly assume in a writing reasonably satisfactory to the Administrative Agent the due and punctual payment of the principal of, and interest on, the Notes according to their tenor, and the due and punctual performance and observance of all of the covenants and agreements contained in the Notes, this Agreement and the other Loan Documents to be performed by the Borrower, and (B) immediately after such merger or consolidation, or such sale, lease or other transfer, no Default or Unmatured Default shall have occurred and be continuing.

          6.11.     Liens.  The Borrower will not, nor will it permit any Significant Subsidiary to, create, incur, or suffer to exist any Lien in, of or on Property owned by the Borrower or any of its Significant Subsidiaries (other than treasury stock of the Borrower) securing any obligations with an aggregate principal or stated amount at any time in excess of $100,000,000, except:

          (i)         Liens for taxes, assessments or governmental charges or levies on its Property if the same (A) shall not at the time be due or, if due, thereafter can be paid without penalty, or (B) are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (ii)        Liens imposed by law or pursuant to customary reservations or retentions of title that are incurred in the ordinary course of business, such as carriers’, warehousemen’s, laborers’, materialmen’s, landlords’, repairmens’, suppliers’ and mechanics’ liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than sixty (60) days past due, or that remain payable but are unfiled and as to which no other action has been taken to enforce the same, or which are being contested in good faith (and, if necessary, by appropriate proceedings) and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

          (iii)       Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (iv)       Easements, building and zoning restrictions, rights of way and similar encumbrances, charges or restrictions against real property as are of a nature generally existing with respect to real properties and which do not materially detract from the value of the same or materially interfere with the ordinary conduct of the business of the Borrower and its Significant Subsidiaries taken as a whole;

          (v)        Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries not constituting a Default under Section 7.8 and Liens securing appeal or other surety bonds related to such judgments in an aggregate amount not in excess of $75,000,000 at any time outstanding;

          (vi)       Liens or deposits to secure (A) the performance of tenders, government contracts, import duties, payment of rent, licenses, bids, trade contracts, leases, statutory or regulatory obligations, surety and appeal bonds, performance bonds or other obligations of like nature, in each case in the ordinary course of business or (B) liability to insurance carriers under insurance or self-insurance arrangements;

          (vii)      Liens consisting of the interest or title of a lessor, lessee, sublessor, sublessee licensor or licensee under a lease (including, without limitation, in connection with any sale and lease-back transaction) or license;

          (viii)     Liens securing Capitalized Lease Obligations in an aggregate amount at no time exceeding $10,000,000;

          (ix)       Liens on assets of a Subsidiary of the Borrower in favor of the Borrower or another Subsidiary of Borrower;

          (x)        Liens on domestic accounts receivable of the Borrower securing Indebtedness of the Borrower to a direct Wholly-Owned Subsidiary in an aggregate principal amount at no time exceeding $300,000,000;

          (xi)       Liens on any property or assets owned or leased existing at the time such property or asset was acquired (including Liens on the property or assets of any Person that becomes a Subsidiary of the Borrower that existed at the time such Person became a Subsidiary by acquisition, merger, consolidation or otherwise), which Liens were not created in contemplation of such acquisition, and refinancings, renewals, extensions and replacements of the same;

          (xii)      Liens arising under or related to any statutory or common law provisions relating to bankers’ liens (including, without limitation, Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection), rights of set-off or similar rights and remedies as to deposit or securities accounts or other funds maintained with a depositary or other financial institution or securities intermediary;

          (xiii)     Liens of sellers of goods arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

          (xiv)     Liens on property subject to escrow or similar arrangements established in connection with litigation settlements; and

          (xv)      Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business.

          6.12.     Inconsistent Agreements.  The Borrower shall not, and shall not permit any Significant Subsidiary to, enter into any indenture, agreement, instrument (or amendment thereto) or other arrangement (other than any of the foregoing in respect of Indebtedness aggregating at all times less than $100,000,000) which prohibits or restricts the ability of any Significant Subsidiary to pay dividends or make other distributions on its capital stock.

          6.13.     Leverage Ratio.  The Borrower will not permit the Leverage Ratio at any time to be greater than 0.60 to 1.00.

          6.14.     Subsidiary Indebtedness.  The Borrower will not permit the aggregate principal amount of Indebtedness of its Subsidiaries (excluding any Indebtedness of a Subsidiary owed to the Borrower or another Subsidiary, but including any guaranty by a Subsidiary of Indebtedness of the Borrower owed to any Person that is not a Subsidiary) at any time to exceed $200,000,000.

ARTICLE VII

DEFAULTS

          The occurrence of any one or more of the following events shall constitute a Default:

          7.1      Any representation or warranty made or deemed made by the Borrower to the Lenders or the Administrative Agent under this Agreement, any Loan Document, or any certificate or document required to be delivered in connection with this Agreement or any other Loan Document shall be false in any material respect on the date as of which made or deemed made.

          7.2      Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any facility fee or other obligations under any of the Loan Documents within five (5) days after the same becomes due.

          7.3      The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.3, 6.10, 6.11, 6.12, 6.13 or 6.14.

          7.4      The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement or any other Loan Document which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Lender; provided that if (i) such failure cannot, with diligence, be cured within thirty (30) days but cure is possible and (ii) the defaulting party is diligently proceeding to cure such failure, then the period for cure will be extended for the period necessary to effect such cure, but not in excess of sixty (60) days.

          7.5      Failure of the Borrower or any of its Subsidiaries to pay when due (after giving effect to the expiration of any grace period and after the receipt of notice if any is required) any Indebtedness (other than the Loans) aggregating in excess of $75,000,000 (“Material Indebtedness”); or the default by the Borrower or any of its Subsidiaries in the performance (after giving effect to the expiration of any grace period and after the receipt of notice if any is required) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, the effect of which default is to cause the holder or holders of such Material Indebtedness to accelerate the maturity of such Material Indebtedness; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment or by a mandatory prepayment) prior to the stated maturity thereof.

          7.6      The Borrower or any of its Significant Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make a general assignment for the benefit of creditors, (iii) apply for, seek, consent to or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or its Property (to the extent such Property constitutes a Substantial Portion), (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6, (vi) consent to, or acquiesce in, any appointment or proceeding described in Section 7.7 or (vii) generally not pay, or admit in writing its inability to pay, its debts generally as they become due.

          7.7      Without the application, approval or consent of the Borrower or any of its Significant Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Significant Subsidiaries or its Property (to the extent such Property constitutes a Substantial Portion), or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Significant Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

          7.8      One or more judgments or orders for the payment of money (to the extent not covered by insurance or indemnity) in excess of $75,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate shall be rendered against the Borrower or any of its Significant Subsidiaries, which judgment(s), in any such case, shall remain unpaid or undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, vacated or bonded pending appeal or otherwise appropriately contested in good faith.

          7.9      Any Reportable Event which would result in liability to the Borrower or its Subsidiaries of in excess of $75,000,000 shall occur or there exists any fact or circumstance that reasonably could be expected to result in (i) the termination of a Single Employer Plan in a distress termination pursuant to Section 4041 of ERISA, (ii) the imposition of a Lien or security interest under Section 412(n) of the Code or under Section 302(f) of ERISA, or (iii) the imposition of withdrawal liability to Multiemployer Plans that would result in an increase in the annually required contributions to such plans by the Borrower or any member of the Controlled Group such that the present value of such increased withdrawal liability (determined at the date such withdrawal liability is imposed) exceeds $75,000,000 in the aggregate.

          7.10     There occurs under any Rate Management Transaction an Early Termination Date (as defined in such Rate Management Transaction) resulting from any Termination Event (as so defined) under such Rate Management Transaction as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and the Rate Management Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $50,000,000.

          7.11     Any Change in Control shall occur.

ARTICLE VIII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

          8.1.      Acceleration.  If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender.  If any other Default occurs and is continuing, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

          If, within thirty (30) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

          8.2.      Amendments.  Subject to the provisions of this Section 8.2, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the Borrower may enter into agreements amending or modifying any provisions of the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such agreement shall, without the consent of all of the Lenders:

          (i)        Extend the Facility Termination Date or forgive all or any portion of the principal amount of any Loan, or reduce the rate or extend the time of payment of interest (except for the waiver of default interest under Section 2.11) or fees thereon.

          (ii)       Reduce the percentage specified in the definition of Required Lenders.

          (iii)      Reduce the amount of the mandatory payment required under Section 2.2, increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

          (iv)      Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.  The Administrative Agent may waive payment of the fee required under Section 12.1.2(iii).  No amendment or other modification of any provision of this Agreement or any other Loan Document shall be effective without the written consent of the Borrower.

          8.3.      Preservation of Rights.  No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

ARTICLE IX

GENERAL PROVISIONS

          9.1.      Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated but shall terminate on the date upon which the Commitments have been terminated and the Loans and other amounts owing by the Borrower hereunder have been paid in full.

          9.2.      Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

          9.3.      Entire Agreement.  Except for the letter dated June 16, 2005 among the Borrower, JPMCB and the Arranger and except for the fee letter described in Section 10.14, the Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and, supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.

          9.4.      Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.5, 9.9 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

          9.5.      Expenses; Indemnification.  (i)  The Borrower shall reimburse the Administrative Agent within thirty (30) days of demand for any reasonable out-of-pocket expenses (including, and, with respect to attorneys’ fees, limited to (a) reasonable attorneys’ fees of a single outside counsel for the Administrative Agent for such fees incurred on or prior to the Closing Date and (b) reasonable attorneys’ fees of a single outside counsel for the Administrative Agent in each relevant jurisdiction for such fees incurred after the Closing Date) paid or incurred by the Administrative Agent in connection with the preparation, negotiation, documentation, execution, delivery, modification or waiver (in either case proposed by the Borrower or actual) or administration of the Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent within thirty (30) days of demand for any reasonable out-of-pocket expenses and fees of other non-legal advisors and professionals engaged by the Administrative Agent incurred during the continuance of a Default  in connection with the Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent and the Lenders within thirty (30) days of demand for any reasonable out-of-pocket expenses (including reasonable attorneys’ fees of outside attorneys for the Administrative Agent and the Lenders) paid or incurred by the Administrative Agent or any Lender in connection with the collection and enforcement of the Loan Documents during the continuance of a Default.

          (ii)      The Borrower hereby further agrees to (A) indemnify the Administrative Agent, the Arranger, each Lender, their respective Affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments and liabilities which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the actual application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined to have resulted from the gross negligence or willful misconduct of the party seeking indemnification and (B) reimburse any party seeking indemnification under the preceding clause (A) for all reasonable expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, any Lender or any Affiliate is a party thereto (but without duplication of amounts payable pursuant to Article III) incurred in connection with any losses, claims, damages, penalties, judgments and liabilities that are subject to indemnification under the preceding clause (A)).  The obligations of the Borrower under this Section 9.5 shall survive the termination of this Agreement.  The Borrower shall not be obligated to make any payment under this Section 9.5(ii) which is duplicative of a payment made under Section 9.5(i).  Moreover, to the extent that the Borrower’s reimbursement obligation with respect to a matter specified in Section 9.5(i) is limited by the terms of such Section, the Borrower shall not be required by this Section 9.5(ii) to make an incremental payment with respect to such same matter.

          9.6.      Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

          9.7.      Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all of its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated in accordance with GAAP on the Borrower’s audited financial statements.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in Section 6.13, and the Borrower, the Administrative Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and the Borrower shall provide to the Administrative Agent and the Lenders reconciliation statements showing the difference in such calculation, together with the delivery of quarterly and annual financial statements required hereunder.

          9.8.      Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

          9.9.      No Fiduciary Relationship.  The relationship between the Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender.  Neither the Administrative Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower.

          9.10.    Confidentiality.  The Administrative Agent and each Lender agrees to hold any confidential, proprietary or financial information which it may receive from the Borrower in connection with this Agreement in confidence, except for disclosure (i) to its Affiliates and to the Administrative Agent and any other Lender and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials having jurisdiction over the Administrative Agent or such Lender, as applicable, (iv) to any Person as required by law, regulation or legal process provided that, unless prohibited by law or court order, the Lender or the Administrative Agent (as the case may be) shall notify the Borrower prior to making any such disclosure, (v) to any Person in connection with any legal proceeding to which the Administrative Agent or such Lender is a party, (vi) to its direct or indirect contractual counterparties in swap agreements relating to the Borrower and its obligations hereunder or to legal counsel, accountants and other professional advisors to such counterparties (it being understood and agreed that all such Persons will be informed of the confidential nature of such information and instructed to keep such information confidential), (vii) permitted by Section 12.4, (viii) to rating agencies if requested or required by such agencies in connection with a rating relating to the Advances hereunder, and (ix) information already in the public domain (other than in the case where such information becomes publicly available as a result of a breach of this Section 9.10).  Without limiting Section 9.3, the Borrower agrees that the terms of this Section 9.10 shall set forth the entire agreement between the Borrower and each Lender (including the Administrative Agent) with respect to any confidential information previously or hereafter received by such Lender in connection with this Agreement, and this Section 9.10 shall supersede any and all prior confidentiality agreements entered into by such Lender with respect to such confidential information.

          9.11.    Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any “margin stock” (as defined in Regulation U) for the repayment of the Loans provided for herein.

          9.12.    Disclosure.  The Borrower and each Lender hereby acknowledge and agree that JPMCB and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates.

          9.13.    USA PATRIOT ACT.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

ARTICLE X

THE ADMINISTRATIVE AGENT

          10.1.    Appointment; Nature of Relationship.  JPMCB is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the “Administrative Agent”) hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Lenders’ contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders and (ii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

          10.2.    Powers.  The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

          10.3.    General Immunity.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined to have arisen from the gross negligence or willful misconduct of such Person.

          10.4.    No Responsibility for Loans, Recitals, etc.  Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible to any Lender for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder, (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender, (iii) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent, (iv) the existence or possible existence of any Default or Unmatured Default, (v) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith, (vi) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security, or (vii) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower’s or any such guarantor’s respective Subsidiaries.  Except as expressly set forth herein, the Administrative Agent shall have no duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity.

          10.5.    Action on Instructions of Lenders.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

          10.6.    Employment of Administrative Agents and Counsel.  The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.

          10.7.    Reliance on Documents; Counsel.  The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex, electronic mail message, statement, paper or document reasonably believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.  For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the applicable date specifying its objection thereto.

          10.8.    Administrative Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (x) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (y) any indemnification required pursuant to Section 3.5(vi) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof.  The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

          10.9.    Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”.  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

          10.10.   Rights as a Lender.  In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

          10.11.   Lender Credit Decision.  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

          10.12.   Successor Administrative Agent.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor Administrative Agent has been appointed, forty-five (45) days after the retiring Administrative Agent gives notice of its intention to resign.  Upon any such resignation, the Required Lenders shall have the right to appoint, from among the Lenders (unless otherwise consented to by the Borrower) on behalf of the Borrower and the Lenders, and with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) so long as no Default or Unmatured Default then exists, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, and with the consent of the Borrower (such consent not to be unreasonably withheld or delayed) so long as no Default or Unmatured Default then exists, a successor Administrative Agent from among the Lenders (unless otherwise consented to by the Borrower).  If the Administrative Agent has resigned and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment.  Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $1,000,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning  Administrative Agent.  Upon the effectiveness of the resignation of the Administrative Agent, the resigning Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation of an Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

          10.13.   Delegation to Affiliates.  The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates.  Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

          10.14.   Administrative Agent and Arranger Fees.  The Borrower agrees to pay to the Administrative Agent and the Arranger, for their respective accounts, the fees agreed to by the Borrower, the Administrative Agent and the Arranger pursuant to that certain fee letter agreement dated April 6, 2005 or as otherwise agreed from time to time.

ARTICLE XI

SETOFF; RATABLE PAYMENTS

          11.1.     Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if any Default occurs and is continuing, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

          11.2.     Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 2.10(ii), 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans.  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII

BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

          12.1.     Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign, grant participations in or otherwise transfer its rights or obligations hereunder except in accordance with this Article (and any such attempted assignment, participation or transfer not made in accordance with this Article shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in Section 12.2) and, to the extent expressly set forth herein, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                      12.1.1.   Subject to the conditions set forth in Section 12.1.2, any Lender may assign to one or more Purchasers all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it):

          (i)         with the prior written consent of the Borrower in its sole and absolute discretion, provided, that no consent of the Borrower shall be required for an assignment if a Default has occurred and is continuing; and

          (ii)      with the prior written consent (such consent not to be unreasonably withheld) of the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to a Purchaser that is a Lender, an Affiliate of a Lender or an Approved Fund.

                     12.1.2.   Assignments shall be subject to the following additional conditions:

          (i)      except in the case of an assignment to a Purchaser that is a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment and Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if a Default has occurred and is continuing;

          (ii)     each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Type of Loans;

          (iii)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption together with a processing and recordation fee of $3,500 (which fee, for the avoidance of doubt, shall not be payable by the Borrower or any of its Affiliates); and

          (iv)    the Purchaser, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                    12.1.3.     Subject to acceptance and recording thereof pursuant to Section 12.1.5, from and after the effective date specified in each Assignment and Assumption, the Purchaser thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1, 3.2, 3.4, 3.5 and 9.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.1 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.2.

                    12.1.4.     The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall constitute rebuttable presumptive evidence of the ownership of the Loans and the principal amounts owing from time to time to the Lenders, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                    12.1.5.     Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and a Purchaser, the Purchaser’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.1.2 and any written consent to such assignment required by Section 12.1.1, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the Purchaser shall have failed to make any payment required to be made by it pursuant to Section 2.18 or 10.8, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                    12.1.6.     Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.1, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes, are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.  If requested to issue new or replacement Notes, the Borrower shall have the right to request the return of any outstanding Notes (or the delivery of customary lost investment affidavit and indemnity), each marked “cancelled”, that are to be superseded by such new or replacement Notes as a condition to its issuance of new or replacement Notes.

                    12.1.7.     Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

          12.2.   Participations.

                    12.2.1.     Any Lender may in the ordinary course of its commercial lending business and in accordance with applicable law, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement and any Note (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, (iv) all amounts payable by the Borrower under the Loan Documents shall be determined as if such Lender had not sold such participating interests and (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) of the proviso to Section 8.2 or which reduces the amount of the mandatory payment required under Section 2.2, in either case that affects the Loans or Commitments in which such  Participant has an interest.  Subject to Section 12.2.2, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10(ii), 3.1, 3.2, 3.4 and 3.5 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.1.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender, provided such Participant agrees to be subject to Section 11.2 as though it were a Lender.

                    12.2.2.     A Participant shall not be entitled to receive any greater payment under Sections 2.10(ii), 3.1, 3.2, 3.4 and 3.5 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent solicited in a writing referring to this Section 12.2.2 and after disclosure to the Borrower of the name of such Participant, the type of additional payment such Participant may be entitled to and the amount thereof and such other information as reasonably requested by the Borrower regarding any increase in costs payable by the Borrower pursuant to Section 2.10(ii) and/or Article III which may result from such participation.  A Participant that would be a Non-U.S. Lender (or which would otherwise be required to deliver a form referred to in Section 3.5(iv) to avoid deduction or withholding with respect to payments under this Agreement) if it were a Lender shall not be entitled to the benefits of Section 3.5 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.5 as though it were a Lender.

          12.3.   Security Interests.  Any Lender may at any time grant a security interest in all or any portion of its rights under this Agreement and any Note to secure obligations of such Lender, including, without limitation, any such grant to secure obligations to a Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System (or any successor regulation thereto) and the applicable operating circular of such Federal Reserve Bank, and Sections 12.1 and 12.2 shall not apply to any such grant of a security interest; provided that (i) no such grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such grantee for such Lender as a party hereto and (ii) any such grantee shall not be entitled to exercise any of the rights of the Lender under the Loan Documents even though such grantee may have acquired ownership rights with respect to the security interest through foreclosure thereof or otherwise, unless and until the parties have complied with the provisions of Section 12.1.

          12.4.   Dissemination of Information.  The Borrower authorizes each Lender to disclose to any Participant or assignee of rights hereunder or any other Person acquiring an interest in the Loan Documents by operation of law (each of the foregoing a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.10 of this Agreement.

          12.5.   Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5.

ARTICLE XIII

NOTICES

          13.1.   Notices; Effectiveness; Electronic Communication.

          (a)       Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail (postage prepaid) or sent by telecopier as follows:

          (i)        if to the Borrower, at its address or telecopier number set forth on the signature page hereof;

          (ii)        if to the Administrative Agent, at its address or telecopier number set forth on the signature page hereof;

          (iii)      if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

          (b)       Electronic Communications.  Notices and other communications to the Lenders may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) so long as the Borrower has consented in writing to its distribution through such means pursuant to procedures approved by the Administrative Agent and consented to by the Borrower or as otherwise determined by the Administrative Agent and consented to by the Borrower, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it or as it otherwise determines, provided that such determination or approval may be limited to particular notices or communications.

          Unless the Administrative Agent otherwise prescribes (with the consent of the Borrower), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

          (c)       Change of Address, Etc.  Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

ARTICLE XIV

COUNTERPARTS; INTEGRATION; EFFECTIVENESS; ELECTRONIC EXECUTION

          14.1.    Counterparts; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Except as provided in Article IV, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.  This Agreement shall be terminated upon payment in full in cash of the Obligations and the termination or expiration of the Commitments (other than those provisions which expressly survive termination of this Agreement).

          14.2.     Electronic Execution of Assignments.  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, or any other state laws based on the Uniform Electronic Transactions Act.

ARTICLE XV

CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

          15.1.     CHOICE OF LAW.  THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS (WITHOUT REGARD TO CHOICE OF LAW RULES, OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW) OF THE STATE OF NEW YORK.

          15.2.     CONSENT TO JURISDICTION  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER

JURISDICTION.  EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.1.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          15.3.     WAIVER OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

[Signature Pages Follow]

          IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

WM. WRIGLEY JR. COMPANY

By:	/s/ HOWARD MALOVANY

Name:	Howard Malovany
Title:	Vice President, General Counsel and Secretary.

The Wrigley Building
410 N. Michigan Ave.
Chicago, Illinois

Attention: General Counsel
Telephone: (312) 645-4223
FAX: (312) 645-3533

Attention: Vice President and Treasurer
Telephone: (312) 645-4225
FAX: (312) 644-3579

[SIGNATURE PAGE TO WM. WRIGLEY JR. COMPANY
CREDIT AGREEMENT]

JPMORGAN CHASE BANK, N.A.,
Individually and as Administrative Agent

By:	/s/ ROBERT T. SACKS

Name:	Robert T. Sacks

Title:	Managing Director

JPMorgan Chase Bank
270 Park Ave.
4th Floor
New York, New York 10017

Attention: Robert T. Sacks
Telephone: (212) 270-4118
FAX: (212) 270-6637

[SIGNATURE PAGE TO WM. WRIGLEY JR. COMPANY
CREDIT AGREEMENT]

WILLIAM STREET COMMITMENT CORPORATION
(Recourse only to assets of William Street Commitment Corporation)

By:	/s/ MANDA D’ AGATA

Name:	Manda D’Agata
Title:	Assistant Vice President

[SIGNATURE PAGE TO WM. WRIGLEY JR. COMPANY
CREDIT AGREEMENT]

MERRILL LYNCH BANK USA

By:	/s/ LOUIS ALDER

Name:	Louis Alder
Title:	Director

[SIGNATURE PAGE TO WM. WRIGLEY JR. COMPANY
CREDIT AGREEMENT]

CITIBANK, N.A.

By:	/s/ ANDREW L. GRENGER

Name:	Andrew L. Grenger
Title:	Vice President

[SIGNATURE PAGE TO WM. WRIGLEY JR. COMPANY
CREDIT AGREEMENT]

DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN BRANCHES

By:	/s/ STEPHEN KOVACH

Name:	Stephen Kovach
Title:	Director

By:	/s/ JOANNA SOLOWSKI

Name:	Joanna Solowski
Title:	Director

[SIGNATURE PAGE TO WM. WRIGLEY JR. COMPANY
CREDIT AGREEMENT]

THE NORTHERN TRUST COMPANY

By:	/s/DAVID C. FISHER

Name:	David C. Fisher
Title:	Vice President

[SIGNATURE PAGE TO WM. WRIGLEY JR. COMPANY
CREDIT AGREEMENT]

PRICING SCHEDULE

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status

Eurodollar Loans	.125%	.14%	.18%	.22%
Floating Rate Loans	0%	0%	0%	0%

Applicable Facility Fee Rates	Level I Status	Level II Status	Level III Status	Level IV Status

Facility Fee	.05%	.06%	.07%	.08%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

          “Level I Status” exists at any date if, on such date, the Borrower’s Moody’s Rating is Aa3 or better or the Borrower’s S&P Rating is AA- or better.

          “Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower’s Moody’s Rating is A1 or better or the Borrower’s S&P Rating is A+ or better.

          “Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower’s Moody’s Rating is A2 or better or the Borrower’s S&P Rating is A or better.

          “Level IV Status” exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status or Level III Status.

          “Moody’s Rating” means, at any time, the rating issued by Moody’s and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

          “S&P Rating” means, at any time, the rating issued by S&P and then in effect with respect to the Borrower’s senior unsecured long-term debt securities without third-party credit enhancement.

          “Status” means Level I Status, Level II Status, Level III Status or Level IV Status.

          The Applicable Margin and Applicable Facility Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as determined from its then-current Moody’s and S&P Ratings.  The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date.  If at any time the Borrower has no Moody’s Rating or no S&P Rating, Level IV Status shall exist.  In the event of a difference in the equivalent “rating level” from S&P and Moody’s resulting in a split of only one level, then the Level Status shall be determined by reference to the higher of the two ratings.  In the event of a difference in the equivalent “rating level” from S&P and Moody’s resulting in a split of greater than one level, then the Level Status shall be that Level Status one below the Level Status determined by reference to the higher of the two ratings.

SCHEDULE 1
COMMITMENTS

Lender	Commitment

JPMorgan Chase Bank, N.A.	$150,000,000
William Street Commitment Corporation	$150,000,000
Merrill Lynch Bank USA	$150,000,000
Citibank, N.A.	$50,000,000
Dresdner Bank AG, New York and Grand Cayman Branches	$50,000,000
The Northern Trust Company	$50,000,000
Total	$600,000,000

EXHIBIT A
FORM OF NOTE

$_______________	_________, 2005

          Wm. Wrigley Jr. Company, a Delaware corporation (the “Borrower”), promises to pay to the order of ____________________________________ (the “Lender”) the lesser of the principal sum of ___________________________ Dollars ($_________) or the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the address specified in Section 2.12 of the Agreement of JPMorgan Chase Bank, N.A. in New York, New York, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

          The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder; provided, however, that neither the failure to so record nor any error in this recordation shall affect the Borrower’s obligations under this Note.

          This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July 14, 2005 (which, as it may be amended, restated, modified, renewed or extended and in effect from time to time, is herein called the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

WM. WRIGLEY JR. COMPANY

By:

Print Name: _______________________________
Title:	___________________________________

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE OF ___________________,
DATED _________, 200_

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

EXHIBIT B
FORM OF
COMPLIANCE CERTIFICATE

To:	The Lenders parties to the
Credit Agreement Described Below

          This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of July 14, 2005 (as amended, restated, modified, renewed or extended and in effect from time to time, the “Agreement”) among the Wm. Wrigley Jr. Company, a Delaware corporation (the “Borrower”), the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent for the Lenders.  Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

          THE UNDERSIGNED HEREBY CERTIFIES ON BEHALF OF THE BORROWER AND NOT IN THE UNDERSIGNED’S INDIVIDUAL CAPACITY THAT:

          1.  I am the duly elected Chief Financial Officer of the Borrower;

          2.  I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a review of the financial transactions and financial conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

          3.  The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

          4.  Schedule I attached hereto sets forth financial data and computations evidencing the Borrower’s compliance with Section 6.13 of the Agreement, all of which data and computations are true, complete and correct.

          Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

___________________________________________________________________________________________________

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          The foregoing certifications, together with the computations set forth in Schedule I  hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this ____ day of _____________, 200___.

WM. WRIGLEY JR. COMPANY

By:

Name:	__________________________________
Title:	Chief Financial Officer

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SCHEDULE I TO COMPLIANCE CERTIFICATE

Compliance as of _________, 200_ with
Provisions of 6.13 of the Agreement

6.13     Leverage Ratio.

Consolidated Funded Indebtedness (as of _________, 200__)	$_________

Consolidated Capitalization (as of __________, 200__)	$_________

Computed Ratio	____ : 1.00

Maximum Ratio	.60 : 1.00

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EXHIBIT C
FORM OF
ASSIGNMENT AND ASSUMPTION

          This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below  (as amended, restated, modified, renewed or extended and in effect from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________
[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Wm. Wrigley Jr. Company, a Delaware corporation

4.	Administrative Agent:	JPMorgan Chase Bank, N.A., as the administrative agent under the Credit Agreement

[1] Select as applicable.

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5.	Credit Agreement:	The Credit Agreement dated as of July 14, 2005 among Wm. Wrigley Jr. Company, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent

6.	Assigned Interest:

Facility Assigned		Aggregate Amount of Commitment/Loans for all Lenders		Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans [2]

Revolving Credit Facility	$		$		%
	$		$		%
	$		$		%

7.	Effective Date:	_____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

[2] Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

6

[Consented to and][3] Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By

Title:

[Consented to:][4]

WM. WRIGLEY JR. COMPANY

By

Title:

[3] To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
4 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

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ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

          1.  Representations and Warranties.

          1.1  Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

          1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is a Purchaser and satisfies all other requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Non-U.S. Lender (or otherwise required to deliver documentation with respect to its tax status pursuant to the terms of the Credit Agreement), attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1

          2.  Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

          3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

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